UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 9, 2010
WILLIAMS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32599 (Commission File Number)	20-2485124 (I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma (Address of Principal Executive Offices)	74172-0172 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 918/573-2000
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 9, 2010, Williams Partners L.P. (the “Partnership”) completed a $600 million registered offering (the “Offering”) of its 4.125% Senior Notes due 2020 (the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-162713) of the Partnership, and the prospectus supplement dated November 2, 2010 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 3, 2010.
     The Notes will pay interest semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2011. The Notes are the Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other senior indebtedness and senior to all of its future indebtedness that is expressly subordinated in right of payment to the Notes.
     The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of November 9, 2010, between the Partnership and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of November 9, 2010, between the Partnership and the Trustee. The Notes are represented by a global security, which is included as an exhibit to the Supplemental Indenture. The Indenture contains covenants that, among other things, restrict the Partnership’s ability to incur liens on assets to secure certain debt and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions. The Partnership may redeem some or all of the Notes at any time or from time to time at a specified “make whole” premium described in the Indenture. The Partnership also has the option, at any time on or after August 15, 2020, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, as more fully described in the Indenture. A copy of the Base Indenture is filed as Exhibit 4.1 to this report, and a copy of the Supplemental Indenture is filed as Exhibit 4.2 to this report. The description of the terms of the Base Indenture and Supplemental Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibits.
     The Partnership intends to use the net proceeds from the Offering to fund a portion of the cash consideration to be paid in the previously announced acquisition of gathering and processing assets in Colorado’s Piceance Basin from The Williams Companies, Inc.
Item 7.01. Regulation FD Disclosure.
     On November 9, 2010, the Partnership issued a press release announcing the completion of the Offering. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of November 9, 2010, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of November 9, 2010, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated November 9, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC,
its General Partner

By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

DATED: November 12, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of November 9, 2010, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of November 9, 2010, between Williams Partners L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated November 9, 2010.